Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) was made on [    ], 2014 by and between Israel Chemicals Ltd. (the “Company”), a company incorporated with limited liability organized under the laws of the State of Israel, and Israel Corporation Ltd., a corporation organized under the laws of the State of Israel (“IC”).

WHEREAS, the Company is a specialty minerals company whose ordinary shares, par value NIS 1.00 per share (the “Ordinary Shares”), are traded on the Tel-Aviv Stock Exchange (“TASE”) under the symbol “ICL”;

WHEREAS, the Company is considering the registration under the 1933 Act (as defined below) of a certain portion of its outstanding Ordinary Shares held by IC or its Affiliates (as defined below) for sale in connection with a forward sale (the “Forward Sale Agreement”) with one or more financial intermediaries (the “Forward Counterparty”) or an outright sale, or a combination thereof, as determined by IC in its sole discretion (the “Initial Shares”);

WHEREAS, the Company is considering listing the Initial Shares for trading on the New York Stock Exchange (“NYSE”) or another securities exchange outside Israel under the symbol “ICL”; and

WHEREAS, the parties intend that the registration rights set forth in this Agreement be applicable to all outstanding Ordinary Shares of the Company which are or may be owned by IC and by any of its Affiliates at any time during the term of this Agreement (and not be limited to the Initial Shares) and to all Ordinary Shares that may be issued or granted at any time in the future on account or by virtue of such outstanding Ordinary Shares, as set out in the definition of Registrable Securities below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and IC hereby agree as follows:

1.                                      DEFINITIONS AND INTERPRETATION

As used in this Agreement, the following terms shall have the following meanings:

(a)                                 “Affiliate” means, with respect to any corporate entity, any person which controls, is controlled by or is under common control with such entity, whereas “control”, for purposes of this Agreement, means the ability to effectively direct the operations and policies of a corporate entity.

(b)                                 “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Tel Aviv, Israel are authorized by law to close.

(c)                                  “Demand Registration” shall have the meaning set out in Section 2(a) below.

(d)                                 “Filing Deadline” shall have the meaning set out in Section 2(a) below.

(e)                                  “Forward Counterparty” shall have the meaning set out in the preamble.

(f)                                   “Forward Sale Agreement” shall have the meaning set out in the preamble.

(g)                                  “Initial Shares” shall have the meaning set out in the preamble.

(h)                                 “IC” means IC, any transferee or assignee to whom IC assigns its rights, in whole or in part, and any transferee or assignee thereof to whom a transferee or assignee assigns its rights, in accordance with Section 11 below.

(i)                                     “1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

(j)                                    “1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

(k)                                 “Marketed Takedown” shall have the meaning set out in Section 4(c) below.

(l)                                     “Offered Shares” shall have the meaning set out in Section 2(a) below.

(m)                             “Ordinary Shares” shall have the meaning set out in the preamble.

(n)                                 “Register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the effectiveness of such registration statement in accordance with the 1933 Act or the equivalent actions under the laws of another jurisdiction.

(o)                                 “Registrable Securities” means (i) any Ordinary Shares owned by IC during the term of this Agreement, and (ii) any shares issued or issuable with respect to such Ordinary Shares as a result of any stock split, stock dividend, rights offering, recapitalization, merger, exchange or similar event or otherwise.

(p)                                 “Registration Statement” means any registration statement of the Company covering Registrable Securities filed with the SEC under the 1933 Act.

(q)                                 “SEC” means the United States Securities and Exchange Commission or any similar or successor agency of the United States administering the 1933 Act.

In this Agreement:

(a)                                 Words importing the singular shall include the plural and vice versa, words importing any gender shall include all other genders and references to persons shall include partnerships, corporations and unincorporated associations.

(b)                                 Any reference in this Agreement to a specific form or to any rule or regulation adopted by the SEC shall also include any successor form or amended or successor rule or regulation subsequently adopted by the SEC, all as the same may be in effect at the time.

(c)                                  Any reference in this Agreement to a statute, act or law shall be construed as a reference to such statute, act or law as the same may have been, or may from time to time be, amended or reenacted.

(d)                                 A “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing.

(e)                                  “Including” and “includes” means, including, without limiting the generality of any description preceding such terms.

(f)                                   The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

2.                                      DEMAND REGISTRATIONS

(a)                                 IC may request, on up to three (3) separate occasions but not more frequently than once every twelve (12) months, that the Company register under the 1933 Act all or any portion of the remaining Registrable Securities held by IC at that time (each such registration, a “Demand Registration”), provided that the Registrable Securities requested to be registered have an aggregate value of at least fifty million U.S. dollars ($50,000,000) based on their then-current market price, or a lower amount if the total value of the remainder of IC’s holdings of Registrable Securities at that time falls short of such threshold and such request covers all of IC’s remaining Registrable Securities.  A registration will not count as a Demand Registration until the Registration Statement relating to such registration has become effective and unless IC was able to register and sell all the Registrable Securities requested by it to be included in such registration, as reduced by Section 2(c) below.

In furtherance of the foregoing, before or promptly following the date of this Agreement (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form F-1, covering the sale of the Initial Shares (the “Offered Shares”).  A draft of the Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to IC and its counsel prior to its filing or other submission.  The Company shall use its commercially reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after such filing with the SEC.

The registration of the Offered Shares shall be deemed an exercise of one of IC’s Demand Registrations pursuant to this Section 2(a).

(b)                                 Upon receiving a written request from IC as set out in Section 2(a) above (other than with respect to the Offered Shares), the Company shall prepare and file, no later than 45 days after receipt of such request, a Registration Statement on Form F-1 (or F-3 if then eligible for use of such form) with the SEC covering the resale of all (or, at the request of IC, any portion of) the then Registrable Securities that are not already registered and that are covered by such request.  The Company shall use its commercially reasonable best efforts to have the Registration Statement become effective with the SEC as soon as possible after such filing with the SEC.

(c)                                  If the managing underwriter determines in connection with an offering pursuant to Section 2(a) that the number of Ordinary Shares intended to be included in such registration exceeds the largest number of Ordinary Shares that can be sold without having an adverse effect on such offering, including the price at which such Ordinary Shares can be sold, the Company shall include in such registration only such largest number, with the Ordinary Shares to be sold to be (i) first, the

Registrable Securities held by IC and (ii) second, all other Ordinary Shares contemplated to be sold in such registration.

(d)                                 [Reserved]

(e)                                  Notwithstanding the above, the Company may defer the filing of any Registration Statement pursuant to Section 2(a) above or suspend the offering of Registrable Securities under a Registration Statement filed pursuant to Section 2(b) above for up to 45 days at any one time (but for no more than 90 days in the aggregate during any 365-day period) if the Company determines in its good faith judgment that any such filing or offering, as the case may be, would (a) impede, delay or otherwise interfere with any pending or contemplated material financing, acquisition, corporate reorganization or other similar transaction, or (b) require disclosure of material nonpublic information which, if disclosed at such time, would be materially harmful to the interests of the Company and its shareholders.  The Company shall give notice of such deferral or suspension (without having to specify the exact nature or details of its cause) to IC, and inform IC promptly upon such events or conditions ceasing to exist.

(f)                                   Furthermore, the Company shall not be required to honor any demand by IC to register its Registrable Securities pursuant to Section 2(b) above if a shelf Registration Statement that had previously been demanded by IC pursuant to Section 4(a) below is effective and available for use at that time and covers the full scope of the transaction contemplated by IC.  The Company shall nevertheless remain bound by all its obligations under Section 5 below with regard to IC’s takedown under such shelf Registration Statement, including the Company’s obligations to facilitate and assist the offering of the Registrable Securities by IC, subject to the limitation set forth in Section 4(c) below.

3.                                      PIGGYBACK REGISTRATIONS

If at any time the Company shall determine to prepare and file with the SEC a registration statement relating to an underwritten offering for its own account or the account of others under the 1933 Act of any of its Ordinary Shares or other securities convertible or exercisable into its Ordinary Shares (other than on Form F-4 or Form S-8, each as promulgated under the 1933 Act, or their then equivalents relating to equity securities to be issued in connection with any acquisition of any entity or business, any exchange offer or merger, or any similar transaction, or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send IC written notice of such determination and, if within five (5) Business Days after receipt of such notice IC shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities that IC requests to be so registered, provided that (A) if such registration involves an underwritten public offering, IC must sell its Registrable Securities to the underwriters selected as provided in Section 5(l) on the same terms and conditions as apply to the Company and (B) if, at any time, after giving notice of its intention to register any securities pursuant to this Section 3 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to IC and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  However, if the managing underwriter determines in good faith in connection with an offering pursuant to this Section 3 that the number of Ordinary Shares intended to be included in such registration exceeds the largest number of Ordinary Shares that can be sold without having an adverse effect on such offering, including the price at which such Ordinary Shares can be sold, then the Company shall include in such registration only such largest number, with the Ordinary Shares to be sold to be (i) first, the Ordinary Shares held by the Company (or any other person who may be exercising a demand in such situation) and (ii) second, the Registrable Securities held by IC up to the amount determined in good faith by the managing underwriter as would not have such an effect.

4.                                      SHELF REGISTRATIONS

(a)                                 At IC’s written request, the Company shall use its best efforts to qualify and remain qualified to register securities on Form F-3 (or any successor form) under the 1933 Act.  So long as the Company is qualified to register securities on Form F-3 (or any successor form), IC shall have the right to request registration on Form F-3 (or any successor form) for the Registrable Securities held by IC at any time during the term of this Agreement, including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act, provided that the Registrable Securities requested by IC to be registered have an aggregate value of at least fifty million U.S. dollars ($50,000,000) based on their then-current market price, or a lower amount if the total value of the remainder of IC’s holdings of Registrable Securities at that time falls short of such threshold and such request covers all of IC’s remaining Registrable Securities.

(b)                                 Any such request shall be in writing and shall state the number of Registrable Securities to be disposed of and the intended method of disposition of such Registrable Securities by IC.  Upon receiving a written request from IC as aforesaid, the Company shall prepare and file, no later than forty-five (45) days after receipt of such request, a Registration Statement on Form F-3 (or any successor form) with the SEC covering the resale of all (or, at the request of IC, any portion of) the then Registrable Securities that are not already registered and that are covered by such request.  The Company shall use its commercially reasonable best efforts to have such Registration Statement become effective with the SEC as soon as possible after such filing with the SEC.

(c)                                  IC may effect takedowns under the shelf Registration Statement without limitation (other than as set out in Section 4(a) above), whether alone or alongside the Company, provided, however, that the Company may, but shall not be required to, comply with its obligations under Sections 5(l), 5(m) and 5(n) below with respect to more than one takedown (a “Marketed Takedown”) during any 365-day period.

(d)                                 Notwithstanding the above, the Company may defer the filing of, or suspend the offering of Registrable Securities under, a Registration Statement filed pursuant to this Section 4 for up to 45 days at any one time (but for no more than 90 days in the aggregate during any 365-day period) if the Company determines in its good faith judgment, that any such filing or offering, as the case may be, would (a) impede, delay or otherwise interfere with any pending or contemplated material financing, acquisition, corporate reorganization or other similar transaction, or (b) require disclosure of material nonpublic information which, if disclosed at such time, would be materially harmful to the interests of the Company and its shareholders.  The Company shall give notice of such deferral or suspension (without having to specify the exact nature or details of its cause) to IC and shall inform IC promptly upon such events or conditions ceasing to exist.

5.                                      RELATED COMPANY REPRESENTATIONS AND OBLIGATIONS

(a)                                 The Company represents and warrants to IC that the Company is not a party to any agreement that conflicts in any manner with IC’s rights to cause the Company to register Registrable Shares pursuant to this Agreement, and the Company shall not enter into any such agreement during the term of this Agreement without IC’s consent (which shall not be unreasonably withheld).

(b)                                 Subject to Section 2(e) and Section 4(d) above, following the effectiveness of each Registration Statement with the SEC pursuant to Sections 2(a) or 4(a) above, the Company shall keep such Registration Statement effective under the 1933 Act at all times until the date on which IC shall have sold all the Registrable Securities covered by such Registration Statement (A) in accordance with such Registration Statement or (B) to the public pursuant to Rule 144 under the 1933 Act, as the case may be (the “Registration Period”), and during such Registration Period the Company shall ensure that such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, subject to Section 5(f) below and except insofar as any such untrue statement or omission is made based upon information furnished by or on behalf of IC or its Affiliates (other than the Company) expressly for use therein.

(c)                                  The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period with respect to such Registration Statement, and, during such period, the Company shall comply with the applicable provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities (as reduced by Section 2(c) or Section 3, if applicable) shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement (subject to Section 5(q) below).

(d)                                 The Company shall furnish IC, without charge, (i) promptly after the same is prepared and filed with the SEC, at least three (3) copies of each Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus (or such other number of copies as IC may reasonably request), (ii) upon the effectiveness of any Registration Statement, at least ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as IC may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus and of any Registration Statements, as IC may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by IC.

(e)                                  The Company shall use its commercially reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by IC of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all the states of the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(e), or (y) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify IC of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f)                                   The Company shall notify IC in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Subject to Section 2(e) and Section 4(d) above, the Company shall use its commercially reasonable best efforts to minimize the period of time during which a Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the provisions of Section 2(e) or Section 4(d) shall apply, as applicable, to such occurrence.  The Company shall promptly notify IC in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed so that the Registration Statement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to IC by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any comments by the SEC on any Registration Statement (and provide a copy of such comments and the proposed response thereto) and of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g)                                  Subject to Section 2(e) and Section 4(d) above, the Company shall use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify IC of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)                                 The Company shall cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, including the NYSE and the TASE.  The Company shall deliver to IC a copy of the approvals of the TASE and the NYSE (or any other exchange, if applicable) to the listing of the Registrable Securities covered by such Registration Statement on such exchange, in the case of the TASE, by not later than the date hereof, and in the case of the NYSE (or any other applicable exchange) not later than the effective date of such Registration Statement.

(i)                                     The Company shall cooperate with IC and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as IC may reasonably request and registered in such name or names as IC may request.

(j)                                    The Company shall provide a transfer agent and registrar of all Registrable Securities and a CUSIP number not later than the effective date of the applicable Registration Statement.

(k)                                 Subject to Section 2(e) and Section 4(d) above, if requested by IC, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as IC requests to be included therein, information with respect to the number of Registrable Securities being offered or sold, the manner of distribution, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by IC.

(l)                                     In the event of any underwritten public offering of the Registrable Securities, the Company shall enter into and perform its obligations under an underwriting agreement with usual and customary terms that are generally satisfactory to the managing underwriter of such offering, including management participation in road shows if so requested by the managing underwriter.  IC shall also enter into and perform its obligations under such an agreement (the terms of which must be satisfactory to IC if it is to participate in such offering).  If such offering is a Demand Registration or a takedown pursuant to Section 4(c) above, IC shall be entitled to select the underwriters, provided that such underwriters are reasonably acceptable to the Company.

(m)                             The Company shall afford IC, any underwriters in connection with any underwritten public offering of the Registrable Securities and their representatives (including counsel) the opportunity at any time and from time to time during the Registration Period to make such examinations of the business affairs and other material financial and corporate documents of the Company and its subsidiaries as IC may reasonably deem necessary to satisfy itself as to the accuracy of the Registration Statement (subject to a reasonable confidentiality undertaking on the part of IC, such underwriters and their representatives).

(n)                                 The Company shall furnish, at the request of IC in connection with the registration of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters: (i) an opinion and 10b-5 letter, each dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to IC and IC’s board of directors; and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to IC and IC’s board of directors.

(o)                                 The Company shall comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act as soon as practicable after the effective date of the Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the Company’s first fiscal quarter commencing after the effective date of the Registration Statement.

(p)                                 IC shall not participate in any public offering hereunder unless IC completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

(q)                                 The Company acknowledges and agrees that, subject to applicable U.S. securities laws, IC may dispose of its Registrable Securities in a sale transaction, but may also utilize this Agreement to facilitate any financing relating thereto, such as a collar, forward, secured loan and the sale by the counterparties thereto or by the lenders, as applicable, of the Registrable Securities in connection with entering into such transactions, hedging their rights and obligations, settling the transactions and exercising their rights thereunder; provided that such other financing shall not impose any material obligation on the Company beyond the obligations set forth in this Agreement that would apply to a normal sale, and that any use of a Registration Statement for such financing shall be deemed a usage for a sale transaction.

6.                                      OBLIGATIONS OF IC

IC agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the first sentence of Section 5(f) or the issuance of any stop order or suspension as referred to in Section 5(g) or any suspension noticed pursuant to Section 2(e) or Section 4(d), IC shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until IC’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (i) of Section 5(f) or receipt of notice that no supplement or amendment is required.

With respect to any registered offering of Registrable Securities, IC agrees not to use any free writing prospectus (as defined in Rule 405) other than an issuer free writing prospectus (as defined in Rule 433(h)) provided by the Company.

7.                                      EXPENSES OF REGISTRATION

All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications hereunder, including, without limitation, all registration, listing and qualifications fees, printing expenses, accounting fees, and fees and disbursements of counsel to the Company, shall be paid by the Company. Any underwriting discounts and commissions incurred in connection with the transactions registered pursuant to this Agreement shall be borne pro rata by the persons selling the applicable securities, so that if such underwritten offering is also in respect of securities being sold by the Company, IC shall only be responsible for its pro rata share.  Any fees and disbursements of separate counsel retained by IC in connection with any registration of its Registrable Securities, including for the purpose of carrying out the examinations described in Section 5(m) above, shall be borne by IC and will not be reimbursable by the Company. The Company shall not be required to bear any fees and disbursements of separate counsel retained by the underwriters in connection with an underwritten offering of Registrable Securities.

8.                                      INDEMNIFICATION

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)                                 To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend IC, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls IC within the meaning of the 1933 Act or 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not a person to be indemnified is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, final prospectus or “issuer free writing prospectus” (as such term is defined in Rule 405 under the 1933 Act) or any amendment or supplement to any such prospectus or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) through (ii) being, collectively, “Violations”).  Subject to Section 8(c), the Company shall reimburse the Indemnified Persons promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished to the Company by an Indemnified Person expressly for inclusion in any such Registration Statement, preliminary prospectus, final prospectus or free writing prospectus or any such amendment thereof or supplement thereto and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by IC pursuant to Section 8.

(b)                                 In connection with any Registration Statement in which IC is participating, IC agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 8(a), the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with information furnished to the Company by IC expressly for inclusion in Registration Statement, preliminary prospectus, final prospectus or free writing prospectus and, subject to Section 8(c), IC will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 8(b) and the agreement with respect to contribution contained in Section 9 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of IC, which consent shall not be unreasonably withheld; provided, further, however, that IC shall be liable under this Section 8 for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to IC yielded from the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by IC pursuant to Section 8.

(c)                                  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party if the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.  In the case of an Indemnified Person under Section 8(a), legal counsel referred to in the immediately preceding sentence shall be selected by IC and, in the case of an Indemnified Party under Section 8(b), legal counsel referred to in the immediately preceding sentence shall be selected by the Company.  The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8, except to the extent that the indemnifying party is prejudiced in its ability to defend such action but the omission to so notify the indemnifying party will not relieve such indemnifying party of any liability that it may have to any Indemnified Person or Indemnified Party otherwise than under this Section 8(c), including under Section 8(e).

(d)                                 The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)                                  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

9.                                      CONTRIBUTION

To the extent any indemnification by an indemnifying party is prohibited or limited by law or insufficient to hold an Indemnified Person or an Indemnified Party, as the case may be, harmless, then the indemnifying party, in lieu of indemnifying such Indemnified Person or Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Person or Indemnified Party as a result of such Claims and Indemnified Damages (each as defined in Section 8(a) above) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person or Indemnified Party, as the case may be, on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Person or Indemnified Party, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person or Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

Notwithstanding the foregoing, (i) no person involved in the sale of Registrable Securities, which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

10.                               REPORTS UNDER THE 1934 ACT

With a view to making available to IC the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit IC to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to use commercially reasonable best efforts to:

(a)                                 make and keep available current public information, as described and defined in Rule 144;

(b)                                 file or furnish with the SEC in a timely manner all reports and other documents required by the Company under the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)                                  furnish to IC, so long as IC owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed or furnished by the Company, and (iii) such other information as may be reasonably requested to permit IC to sell such securities pursuant to any rule or regulation of the SEC allowing IC to sell any securities without registration.

11.                               ASSIGNMENT OF REGISTRATION RIGHTS

(a)                                 The rights under this Agreement shall be freely assignable by IC, in whole or in part at any time and from time to time during each Registration Period, to any transferee of all or any portion (in excess of 10% of the Company’s outstanding share capital) of IC’s Registrable Securities if: (i) the transferee is, or will become immediately following the transfer from IC, the holder of at least ten percent (10%) of the Company’s issued and outstanding share capital at that time, (ii) IC agrees in writing with the transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment; and (iii) within a reasonable period of time after such transfer or assignment, the transferee agrees in writing with the Company to be bound by all of the provisions contained herein.

(b)                                 Any assignment of rights by IC to a transferee shall reduce IC’s rights correspondingly, so that the overall rights held by IC and its transferee together shall not exceed those held by IC immediately prior to such assignment.  Any right that cannot practically and readily be divided or pro-rated (for example, the right to initiate a single remaining Demand Registration) shall either be assigned in its entirety to the transferee or retained in its entirety by IC.

At the transferee’s request, the Company shall promptly prepare and file any required prospectus supplement under Rule 424(b) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling shareholders thereunder to include such transferee.

12.                               AMENDMENT OF REGISTRATION RIGHTS

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and IC.  Any amendment or waiver effected in accordance with this Section 12 shall be binding upon IC and the Company.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

13.                               TERM

This Agreement shall become effective upon its signing by both parties and shall remain in effect until the earlier of (a) the date that is ten (10) years from the effective date of the Registration Statement on Form F-1 that is filed in connection with the Offered Shares and (b) the date when IC ceases to be an Affiliate of the Company.

14.                               MISCELLANEOUS

(a)                                 Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) three (3) Business Days after deposit if deposited in the mail for mailing by certified mail, postage prepaid, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

to the Company at:

Israel Chemicals Ltd.
23 Aranha St., Millennium Tower

P.O. Box 20245
Tel Aviv, Israel 61202
Facsimile:  972-3-684-4444
Attention:  Lisa Haimovitz, Adv.

to IC at:

Israel Corporation Ltd.
23 Aranha St., Millennium Tower
Tel Aviv, Israel 61070
Facsimile: 972-3-6844587
Attention:  Maya Alcheh Kaplan, Adv.

(b)                                 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(c)                                  To the extent that the Company lists its shares on any stock exchange outside of the United States in lieu of the NYSE, the provisions of this Agreement shall apply, mutatis mutandis, to such listing.

(d)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof.  Each party hereby irrevocable submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the Transactions contemplated hereunder.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

(e)                                  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f)                                   Neither this Agreement, nor any of the Company’s obligations hereunder, may be assigned by the Company, except with the prior written consent of IC.  Subject to the requirements of Section 11, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

(g)                                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i)                                     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)                                    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k)                                 This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

ISRAEL CHEMICALS LTD.

By:
Name:
Title:

By:
Name:
Title:

ISRAEL CORPORATION LTD.

By:
Name:
Title: